Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Electro-Optical Sciences, Inc. on Form S-3 (File No. 333-139056) and Form S-8 (File No. 333-136183) of our report dated March 9, 2007, on our audits of the financial statements of Electro-Optical Sciences, Inc. as of December 31, 2005 and 2006 and for each of the years in the three-year period then ended, which report is included in the Annual Report of Electro-Optical Sciences, Inc. on Form 10-K for the year ended December 31, 2006.

/s/ Eisner LLP

New York, New York
March 15, 2007

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